MAY 30, 1997                                                        CONFIDENTIAL


MATERIALS PREPARED FOR DISCUSSION
ANTHEM, INC.

--------------------------------------------------------------------------------
           ANTHEM, INC.


           TABLE OF CONTENTS
-------------------------------------------------------------------------------

           1.   EXECUTIVE SUMMARY

           2.   TRANSACTION STRUCTURE

           3.   CSFB VALUATION SUMMARY

           4.   GOING PRIVATE CONSIDERATIONS

           5.   APPENDICES

                A.  ACORDIA, INC. MARKET AND SHAREHOLDER DATA

                B.  ACORDIA BROKERS VALUATION

                C.  ACORDIA HEALTH VALUATION


____ CREDIT  :  FIRST   _______________________________________________________
     SUISSE  :  BOSTON

--------------------------------------------------------------------------------
           ANTHEM, INC.





--------------------------------------------------------------------------------
           1.

           EXECUTIVE SUMMARY




--------------------------------------------------------------------------------










--------------------------------------------------------------------------------



____ CREDIT  :  FIRST   _______________________________________________________
     SUISSE  :  BOSTON

                                                        CONFIDENTIAL         1
--------------------------------------------------------------------------------
           ANTHEM, INC.


OBJECTIVE
--------------------------------------------------------------------------------

           Solve the business tension between Anthem and Acordia in the health sector in response to competitive pressures


              * Focus on core healthcare-related business


              * Reduce costs in order to remain competitive


              * Acquire the health operations of Acordia


              * Exit non-core businesses


              * Maximize the value of Anthem's investment in Acordia


____ CREDIT  :  FIRST   _______________________________________________________
     SUISSE  :  BOSTON

                                                        CONFIDENTIAL         2
--------------------------------------------------------------------------------
           ANTHEM, INC.


WHERE WE ARE TODAY
--------------------------------------------------------------------------------


           SALE OF ACORDIA BROKERS
           -----------------------

              * 45 parties contacted; 26 signed confidentiality agreements

              * 11 preliminary indications of interest on March 19, 1997
              * 3 potential buyers completed on-site due diligence and
                attended management presentations
              * Bain Capital/Goldman Sachs
              * Kelsar & Company/Insurance Partners
              * PennCorp/Knightsbridge Capital Fund I
              * Final bids submitted by 2 potential buyers on May 9, 1997
              * Discussions with PennCorp/Knightsbridge Capital Fund I
                ongoing at $335 million


           ACQUISITION OF ACORDIA, INC.
           ----------------------------
              * Preliminary understanding reached with Acordia's Independent
                Committee for purchase of Acordia, Inc. for $40.00 per share

              * Documentation drafted


____ CREDIT  :  FIRST   _______________________________________________________
     SUISSE  :  BOSTON

                                                        CONFIDENTIAL         3
--------------------------------------------------------------------------------
           ANTHEM, INC.


TRANSACTION STRUCTURE
--------------------------------------------------------------------------------


STEP 1:  TENDER FOR ACORDIA SHARES


----------------

  Anthem, Inc.

----------------
:         :
:  100%   :
:         :
:   ------------                                    --------
:                              Cash
:    Merger Sub       --------------------------->   Public
:                      Acordia, Inc. shares
:   ------------  <-------------------------        --------
:                                                       :
:                                                       :
:                          ---------------              :
:                                                       :
------------------------     Acordia, Inc.  ------------

                    66.8%  ---------------  33.2%
                                  :
                                  :
                                  :
                         -------------------
                         :       100%       :
                         :                  :
                  -----------         -----------

                    Acordia              Anthem
                    Brokers'             Related
                   Companies            Companies

                  -----------         -----------




____ CREDIT  :  FIRST   _______________________________________________________
     SUISSE  :  BOSTON

                                                        CONFIDENTIAL         4
--------------------------------------------------------------------------------
           ANTHEM, INC.


TRANSACTION STRUCTURE
--------------------------------------------------------------------------------


STEP 2:  SQUEEZE-OUT MERGER


----------------                                   ----------
                              Cash
  Anthem, Inc.    ------------------------------->   Public

----------------                                   ----------
          :                                            :
          :                                            :
          :                                            :
   100%   :---------------------- : --------------------
          :                       :
    ------------          -----------------
                   Merge
     Merger Sub   ------->   Acordia, Inc.

    ------------          -----------------
                                  :
                                  :
                                  :
                         -------------------
                         :       100%       :
                         :                  :
                  -----------         -----------

                    Acordia              Anthem
                    Brokers'             Related
                   Companies            Companies

                  -----------         -----------


____ CREDIT  :  FIRST   _______________________________________________________
     SUISSE  :  BOSTON

                                                        CONFIDENTIAL         5
--------------------------------------------------------------------------------
           ANTHEM, INC.


TRANSACTION STRUCTURE
--------------------------------------------------------------------------------


STEP 3: SALE OF ACORDIA BROKERS


            -------------

            Anthem, Inc.

            -------------
                  :
           100%   :
                  :
             ------------                                           -------
                                            Cash
             Acordia, Inc. <--------------------------------------   Buyer
                                          Shares of
             ------------  -------------------------------------->  -------
     :              Acordia Brokers' Companies
                   :
                   :
          -------------------
         :       100%       :
         :                  :
   -----------         -----------

     Acordia              Anthem
     Brokers'             Related
    Companies            Companies

   -----------         -----------


____ CREDIT  :  FIRST   _______________________________________________________
     SUISSE  :  BOSTON

                                                        CONFIDENTIAL         6
--------------------------------------------------------------------------------
           ANTHEM, INC.


TRANSACTION STRUCTURE
--------------------------------------------------------------------------------


STEP 4:  POST-TRANSACTION STRUCTURE



----------------                               --------------

  Anthem, Inc.                                     Buyer

----------------                               --------------
        :                                            :
        :                                            :
        :  100%                                      :  100%
        :                                            :
        :                                            :
----------------                               ---------------

                                                  Acordia
  Acordia, Inc.                                   Brokers'
                                                 Companies

----------------                               ---------------
        :
        :
        :  100%
  -------------

      Anthem
     Related
    Companies

  -------------




____ CREDIT  :  FIRST   _______________________________________________________
     SUISSE  :  BOSTON

                                                        CONFIDENTIAL         7
--------------------------------------------------------------------------------
           ANTHEM, INC.


CREDIT SUISSE FIRST BOSTON'S VALUATION APPROACH
--------------------------------------------------------------------------------


           Acordia, Inc. was valued on a total company and segment basis:

              * Segments analyzed were Acordia Brokers and Acordia Health

              * Consolidated Acordia, Inc. equity valuation equals value of
                Acordia Brokers plus value of Acordia Health plus operating cash and equivalents (including cash from option and warrant exercise) less Acordia, Inc. debt and applicable taxes

           Credit Suisse First Boston has primarily utilized the following analytical techniques:

              * Comparable Publicly-Traded Companies analysis, which applies selected stock price multiples of historical and estimated financial data for comparable publicly-traded companies to historical and projected financial data of Acordia's business segments

              * Comparable Acquisition analysis which applies selected multiples of acquisition prices paid to historical financial data for transactions involving companies in similar lines of business to Acordia's business segments

              * Discounted Cash Flow ("DCF") analysis, which discounts to present value projected cash flows provided by Acordia broker's business segments under a variety of operating scenarios

              * Leveraged Buy-Out ("LBO") analysis, which looks at the range of equity returns supported by Acordia Brokers' projected cash flows under a variety of capital structures


____ CREDIT  :  FIRST   _______________________________________________________
     SUISSE  :  BOSTON

                                                        CONFIDENTIAL         8
--------------------------------------------------------------------------------
           ANTHEM, INC.


ACORDIA, INC. -- VALUATION SUMMARY
--------------------------------------------------------------------------------


           PER SHARE VALUATION
           (DOLLARS IN MILLIONS, EXCEPT PER SHARE AND SHARES)
           ---------------------------------------------------------------------

                                                                                        VALUE RANGE
                                                                            -------------------------------------
                                                                                  LOW                 HIGH
           ------------------------------------------------------------------------------------------------------
           CSFB Enterprise Value Reference Range - Acordia Brokers              $ 325.0      --      $ 375.0

           Tax paid on sale (1)                                                   (19.7)     --        (39.7)
                                                                                -------              -------
                Acordia Brokers after-tax consideration (2)                     $ 305.3      --      $ 335.3

           CSFB Enterprise Value Reference Range - Acordia Health                 340.0      --        440.0

           Operating cash and equivalents                                          13.6      --         13.6

           Cash from option and warrant exercise                                   75.7      --         75.7

           Debt outstanding (3)                                                  (202.7)     --       (202.7)

                ACO EQUITY VALUE(4)                                             $ 531.9      --      $ 661.9

           ------------------------------------------------------------------------------------------------------
                ACO PER SHARE VALUE                                             $ 33.45      --      $ 41.63
           ------------------------------------------------------------------------------------------------------

           Shares and equivalents outstanding (5)                                15,902      --       15,902
           ------------------------------------------------------------------------------------------------------

           (1) Calculated based on net proceeds after assumption of Acordia Brokers debt, 40% tax rate and tax basis of $230.0mm.

           (2) Brokerage operations after-tax consideration includes assumption of $45.9mm in Acordia Brokers debt.

           (3) Includes earn-out obligations.

           (4) Gross of option and warrant exercise proceeds of $75.7mm.

           (5) Common shares outstanding and outstanding options and warrants in 000s.


____ CREDIT  :  FIRST   _______________________________________________________
     SUISSE  :  BOSTON

                                                        CONFIDENTIAL         9
--------------------------------------------------------------------------------
           ANTHEM, INC.



ACORDIA, INC. -- MULTIPLE ANALYSIS
--------------------------------------------------------------------------------


           (DOLLARS IN MILLIONS, EXCEPT PER SHARE AND SHARES)
           --------------------------------------------------------------------------------------------------
                                                                                PER SHARE PRICE
                                                                   ------------------------------------------
                                                    ACORDIA, INC.     LOW END                    HIGH END
                                                        DATA          $33.45        $40.00        $41.63
           --------------------------------------------------------------------------------------------------
           Multiple of:
                1996A EPS(1)                          $   1.98           16.9x        20.2x         21.0x
                LTM EPS(2)                                1.97           17.0         20.3          21.1
                1997E EPS(2)                              2.10           15.9         19.0          19.8
                1998E EPS(2)                              2.30           14.5         17.4          18.1

           ACO Enterprise value                                        $645.3       $749.5        $775.3
                LTM Revenues                           $ 662.0            1.0x         1.1x          1.2x
                LTM EBITDA                               103.0            6.3          7.3           7.5
                LTM EBIT                                  61.6           10.5         12.2          12.6
           --------------------------------------------------------------------------------------------------

           (1) Net of $2.8mm (pretax) gain on sale of assets.

           (2) Per First Call estimates as of 5/27/97.




____ CREDIT  :  FIRST   _______________________________________________________
     SUISSE  :  BOSTON

                                                        CONFIDENTIAL         10
--------------------------------------------------------------------------------
           ANTHEM, INC.


ACORDIA BROKERS VALUATION DISCUSSION
--------------------------------------------------------------------------------

           * Key valuation issues are: (1) lack of reported net income due to acquisitions; (2) ability of Acordia Brokers to achieve pro forma financial results; and, (3) value of non-Anthem TPA businesses

           * The most comparable publicly-traded companies are Arthur J. Gallagher, Hilb, Rogal & Hamilton and Poe & Brown

                   ====================================================================================================
                                                   P/E MULTIPLES                            ENTERPRISE VALUE/LTM
                                   -----------------------------------------------  -----------------------------------
                                    1996A        LTM         1997E       1998E        REVENUES     EBITDA       EBIT
                   ----------------------------------------------------------------------------------------------------
                   AJG                12.1x       11.9x       11.6x        10.9x          1.0x        5.6x        6.4x
                   HRH                16.9        16.3        16.3         15.1           1.3         6.7        10.4
                   POBR               15.6        14.9        13.4         11.6           2.0         6.6         8.3
                   ----------------------------------------------------------------------------------------------------


           * Merger activity in the insurance brokerage sector has accelerated in the last 12 months and valuations have varied dramatically

                   ====================================================================================================
                                                                                              ENTERPRISE VALUE/LTM
                                                                                            ------------------------
                   ACQUIROR/TARGET                                                           REVENUES        EBITDA
                   ----------------------------------------------------------------------------------------------------
                   Marsh & McLennan/ Johnson & Higgins                                           1.5x           10.2x
                   Aon Corp./ Minet Group                                                        0.2              NM
                   Aon Corp./ Alexander & Alexander                                              0.9             6.0
                   ----------------------------------------------------------------------------------------------------


____ CREDIT  :  FIRST   _______________________________________________________
     SUISSE  :  BOSTON

                                                        CONFIDENTIAL         11
--------------------------------------------------------------------------------
           ANTHEM, INC.


ACORDIA BROKERS -- VALUATION SUMMARY
--------------------------------------------------------------------------------


           ACORDIA BROKERS VALUATION SUMMARY -- ENTERPRISE VALUE
           (DOLLARS IN MILLIONS)
           =====================================================================

                                                                ACORDIA                         VALUE RANGE
                                                                                   --------------------------------------
           ANALYSIS                                           BROKERS DATA               LOW                   HIGH
           --------------------------------------------------------------------------------------------------------------
           Comparable Companies Analysis                                                 $321         --        $396
           Comparable Acquisition Analysis                                                300         --         400
           Discounted Cash Flow Analysis                                                  325         --         400
           LBO Analysis                                                                   365         --         416

             CSFB ENTERPRISE VALUE REFERENCE RANGE                                       $325         --        $375
                                                                                         ====                   ====
           Reference Range as a multiple of:
              1996A Net Income(1)                              $    (1.0)                  NM         --          NM
              1997E Net Income(1)                                    7.8                 35.8x        --        42.2x
              LTM Revenues                                         336.2                  1.0         --         1.1
              LTM EBITDA                                            34.2                  9.5         --        11.0
           --------------------------------------------------------------------------------------------------------------

           (1) Adjusted for debt and equivalents equal to $45.9 million at March 31, 1997.


____ CREDIT  :  FIRST   _______________________________________________________
     SUISSE  :  BOSTON

                                                        CONFIDENTIAL         12
--------------------------------------------------------------------------------
           ANTHEM, INC.



ACORDIA HEALTH VALUATION DISCUSSION
--------------------------------------------------------------------------------

           * There is uncertainty surrounding the valuation of Acordia Health due to the unique relationship between Anthem and Acordia

           * The intrinsic value of Acordia Health depends largely on the future profitability permitted by Anthem since Acordia Health is dependent on Anthem for revenues and profits

               - Existing contract with Acordia can be canceled by Anthem without penalty

               - Future profitability of Acordia Health is expected to fall dramatically as Anthem transitions to managed care


           * As a result, different valuation techniques give markedly different valuations for Acordia Health

               - None of the comparable companies or comparable acquisitions analyzed by CSFB have an analogous customer relationship

               - Publicly-traded healthcare service and administration companies all have high (18.5% - 19.9%) projected rates of earnings growth in contrast to Acordia Health

               - In determining CSFB's reference range for Acordia Health, we have placed more emphasis on our DCF valuation since it is the valuation technique which takes into account the future earnings potential of Acordia Health






____ CREDIT  :  FIRST   _______________________________________________________
     SUISSE  :  BOSTON

                                                        CONFIDENTIAL         13
--------------------------------------------------------------------------------
           ANTHEM, INC.


ACORDIA HEALTH -- VALUATION SUMMARY
--------------------------------------------------------------------------------


           ACORDIA HEALTH VALUATION SUMMARY -- ENTERPRISE VALUE
           (DOLLARS IN MILLIONS)
           =====================================================================

                                                                   ACORDIA                          VALUE RANGE
                                                                                        ------------------------------------
           ANALYSIS                                              HEALTH DATA                  LOW                 HIGH
           -----------------------------------------------------------------------------------------------------------------
           Comparable Companies Analysis                                                          $400   --     $500
           Comparable Acquisition Analysis                                                         450   --      550
           Discounted Cash Flow Analysis                                                           225   --      325

           CSFB Enterprise Value Reference Range                                                  $340   --     $440
                                                                                                  ====          ====
           Reference Range as a multiple of:
              1996A Net Income                                 $   36.0                            9.4x  --     12.2x
              1997E Net Income(1)                                  33.9                           10.0   --     13.0
              LTM Revenues                                        325.8                            1.0   --      1.4
              LTM EBITDA                                           68.9                            4.9   --      6.4
              LTM EBIT                                             60.1                            5.7   --      7.3
           -----------------------------------------------------------------------------------------------------------------

           Note: Acordia Health has no debt allocated to its operations.

           (1) Adjusted for non-recurring $6.0 million payment for termination of Anthem US relationship.


____ CREDIT  :  FIRST   _______________________________________________________
     SUISSE  :  BOSTON

                                                        CONFIDENTIAL         14
--------------------------------------------------------------------------------
           ANTHEM, INC.


IMPLIED VALUE OF ACORDIA HEALTH @ $40.00 PER SHARE
--------------------------------------------------------------------------------


           (DOLLARS IN MILLIONS)
           =====================================================================

                                                     ACORDIA HEALTH             ACORDIA BROKERS ENTERPRISE VALUE
                                                                       ---------------------------------------------------
                                                          DATA              $325              $335               $375
           ---------------------------------------------------------------------------------------------------------------
           Implied Value of Acordia Health                                   $444.1           $438.1          $414.1

           As a multiple of:
                1996A Net Income                      $    36.0              12.3x              12.2x           11.5x
                1997E Net Income(1)                        33.9              13.1               12.9            12.2
                LTM Revenues                              325.8               1.4                1.3             1.3
                LTM EBITDA                                 68.9               6.4                6.4             6.0
                LTM EBIT                                   60.1               7.4                7.3             6.9
           ---------------------------------------------------------------------------------------------------------------

           (1) Adjusted for non-recurring $6.0 million payment for termination of Anthem US relationship.


____ CREDIT  :  FIRST   _______________________________________________________
     SUISSE  :  BOSTON

                                                        CONFIDENTIAL         16
--------------------------------------------------------------------------------
           ANTHEM, INC.


CONSIDERATIONS IN TAKING ACORDIA PRIVATE
--------------------------------------------------------------------------------

           * Purchase by a controlling shareholder of all the remaining shares (termed a "minority squeeze-out") generally requires a premium to prevailing market price

           * Since Anthem announced that it was reviewing its investment in Acordia, Inc. on February 6, 1997, Acordia's stock price has appreciated 28.7% versus a 8.8% increase in the S&P 500 and a 14.0% increase in the Brokers Index over the same period

           * The indicated value range for Acordia relative to premiums paid in similar situations is as follows:

             ACQUISITION PREMIUM ANALYSIS FOR ACORDIA VALUATION
             INDICATED MARKET PREMIUM
             ===================================================================

                                                                      DATA
             ---------------------------------------------------------------------------------------------------------------------
             Acordia per share value                                                      $33.452        $40.000         $41.627
                  Premium to current market(1)                        $35.875              (6.8)%         11.5%           16.0%
             Premium to one day prior to 2/6/97                        27.875              20.0           43.5            49.3
             Premium to one week prior to 2/6/97                       28.000              19.5           42.9            48.7
             Premium to one month prior to 2/6/97                      27.875              20.0           43.5            49.3
             ---------------------------------------------------------------------------------------------------------------------

             (1) As of 5/23/97.

             1990--1996 "SQUEEZE-OUT" TRANSACTIONS
             ===================================================================

                                                                      PREMIUM TO STOCK PRICE PRIOR TO ANNOUNCEMENT
                                                              -------------------------------------------------------------
                                                              ONE DAY                   ONE WEEK                  ONE MONTH
             ---------------------------------------------------------------------------------------------------------------------
             75th Percentile                                     36.0%                     42.7%                     47.7%
             MEAN                                                20.0%                     23.1%                     25.9%
             MEDIAN                                              26.1%                     29.6%                     31.4%
             25th Percentile                                     10.8%                     12.5%                      8.2%
             Transactions                                         105                       105                       106
             ---------------------------------------------------------------------------------------------------------------------

             Source: Securities Data Company and Credit Suisse First Boston
                     Database.


____ CREDIT  :  FIRST   _______________________________________________________
     SUISSE  :  BOSTON

                                                        CONFIDENTIAL         16
--------------------------------------------------------------------------------
           ANTHEM, INC.


ACORDIA, INC. LTM STOCK PRICE AND VOLUME GRAPH
--------------------------------------------------------------------------------

           ACORDIA, INC.:  MAY 23, 1996 TO MAY 23, 1997
           LTM DAILY TRADING VOLUME/LTM DAILY CLOSING PRICE


LTM Daily Trading Volume (In thousands)             LTM Daily Closing Price


[   ] Volume - Price Close

                   5/23/96     7/9/96     8/21/96     10/4/96     11/18/96     1/3/97     2/18/97     4/3/97     5/16/97

Volume               XXX         XXX        XXX         XXX         XXX         XXX         XXX        XXX         XXX

Price Close          XXX         XXX        XXX         XXX         XXX         XXX         XXX        XXX         XXX

Earnings Release
   10/31/96

Announcement Date
     2/6/97

ACO Press Release
    5/20/97


____ CREDIT  :  FIRST   _______________________________________________________
     SUISSE  :  BOSTON

                                                        CONFIDENTIAL         17
--------------------------------------------------------------------------------
           ANTHEM, INC.


ACORDIA, INC. STOCK PRICE AND VOLUME GRAPH SINCE IPO
--------------------------------------------------------------------------------

           ACORDIA, INC.:  IPO TO MAY 23, 1997
           DAILY TRADING VOLUME/DAILY CLOSING PRICE


Daily Trading Volume (In thousands)             Daily Closing Price


[   ] Volume
-- Price Close

          10/21/92    4/21/93     10/18/93    4/15/94     10/13/94     4/12/95    10/10/95    4/9/96    10/4/96    4/4/97

Volume       XXX        XXX          XXX        XXX          XXX         XXX         XXX        XXX       XXX        XXX

Price        XXX        XXX          XXX        XXX          XXX         XXX         XXX        XXX       XXX        XXX

Community Mutual Insurance Co.
    Ann. Date 11/29/94

Blue Cross & Blue Shield of NJ
    Ann. Date 5/28/96

Blue Cross & Blue Shield of CT
    Ann. Date 10/1/98



____ CREDIT  :  FIRST   _______________________________________________________
     SUISSE  :  BOSTON

                                                        CONFIDENTIAL         18
--------------------------------------------------------------------------------
           ANTHEM, INC.


ACORDIA, INC. SHAREHOLDER PROFILE
--------------------------------------------------------------------------------


ACORDIA, INC. OWNERSHIP ANALYSIS
(IN THOUSANDS)
================================================================================

                                                     PRIMARY                                 FULLY-DILUTED
                                           -------------------------------           ----------------------------------
                                             SHARES            OWNERSHIP               SHARES           OWNERSHIP
INSTITUTION                                   HELD             PERCENTAGE               HELD            PERCENTAGE
-----------------------------------------------------------------------------------------------------------------------
Anthem, Inc.(1)                             8,693.1                66.8%              8,693.1               54.7%
American Financial Corp.                      800.0                 6.2%              2,300.0(2)            14.5%
Harris Associates                             501.3                 3.9%                501.3                3.2%
Barclays Bank plc                             245.6                 1.9%                245.6                1.5%
Ruane Cunniff                                 220.3                 1.7%                220.3                1.4%
Mellon Bank Corp.                             134.2                 1.0%                134.2                0.8%
U.S. Bancorp                                  105.7                 0.8%                105.7                0.7%
NY State Teachers                             102.5                 0.8%                102.5                0.6%
Dimensional Fund Advisors                      71.5                 0.5%                 71.5                0.4%
Bankers Trust NY Corp.                         70.2                 0.5%                 70.2                0.4%
State Street Boston Co.                        51.6                 0.4%                 51.6                0.3%
IBM Ret Plan                                   36.8                 0.3%                 36.8                0.2%
Kennedy Capital Mgt                            30.4                 0.2%                 30.4                0.2%
ANB Investment Mgt                             29.8                 0.2%                 29.8                0.2%
Century Capital Mgt                            25.0                 0.2%                 25.0                0.2%
Colonial Management                            21.5                 0.2%                 21.5                0.1%
Calif State Teachers Ret Fund                  20.9                 0.2%                 20.9                0.1%
World Asset Mgt                                11.9                 0.1%                 11.9                0.1%
Colorado Public Emp                             9.9                 0.1%                  9.9                0.1%
Morgan Stanley Group                            8.3                 0.1%                  8.3                0.1%
                                           --------               -----              --------              -----
     Sub-total, 20 Largest Holders         11,190.4                86.0%             12,690.4               79.8%
All Others                                  1,815.1                14.0%              1,815.1               11.4%
                                           --------               -----              --------              -----
Total Shares Outstanding                   13,005.5               100.0%             14,505.5(2)            91.2%
                                           ========               =====              --------
Stock Options                                                                         1,396.1                8.8%
                                                                                     --------              -----
Total Shares and Equivalents                                                         15,901.6              100.0%
                                                                                     ========              =====
-----------------------------------------------------------------------------------------------------------------------

Sources: Anthem, Inc., Acordia, Inc. proxy and CDA/Spectrum.
(1) Includes shares reserved under Anthem's Acordia stock ownership program.
(2) Includes 1,500,000 warrants.


____ CREDIT  :  FIRST   _______________________________________________________
     SUISSE  :  BOSTON

                                                        CONFIDENTIAL         19
--------------------------------------------------------------------------------
           ANTHEM, INC.


RELATIVE PRICE PERFORMANCE
--------------------------------------------------------------------------------



                         (1)
---- ACO          ---BROKERS

5/23/96     7/12/96     8/31/96     10/20/96     12/9/96     1/28/97     3/19/97     5/8/97



------------------------------------------------
(1) Brokers Index comprised of Aon Corp; Arthur J. Gallagher; E.W. Blanch; Hilb, Rogal and Hamilton; Marsh & McLennan; and Poe & Brown.


____ CREDIT  :  FIRST   _______________________________________________________
     SUISSE  :  BOSTON

                                                        CONFIDENTIAL         20
--------------------------------------------------------------------------------
           ANTHEM, INC.


PRICE AND VOLUME DISTRIBUTION OF ACORDIA, INC. TRADES
--------------------------------------------------------------------------------

TRADING ANALYSIS --                       TRADING ANALYSIS --
RANGES OF CLOSING PRICES                  RANGES OF CLOSING PRICES
MAY 23, 1996 TO MAY 23, 1997              OCTOBER 21, 1992 TO MAY 23, 1997
----------------------------              --------------------------------
    $27-$28      3.85%                         $14-$17     10.87%

    $28-$29     18.09%                         $17-$20      7.44%

    $29-$30      9.02%                         $20-$23     19.17%

    $30-$31     15.66%                         $23-$26     19.81%

    $31-$32     19.02%                         $26-$29     20.12%

    $32-$33     22.00%                         $29-$32     13.76%

    $33-$34      5.13%                         $32-$35      7.68%

    $34-$35      0.00%                         $35-$38      1.14$

    $35-$36      3.38%

    $36-$37      3.85%

Source: FactSet Research Systems, Inc.


____ CREDIT  :  FIRST   _______________________________________________________
     SUISSE  :  BOSTON

                                                        CONFIDENTIAL         21
--------------------------------------------------------------------------------
           ANTHEM, INC.


PRICE AND VOLUME DISTRIBUTION OF ACORDIA, INC. TRADES
--------------------------------------------------------------------------------


TRADING ANALYSIS --                       TRADING ANALYSIS --
RANGES OF CLOSING PRICES                  RANGES OF CLOSING PRICES
FEBRUARY 5, 1996 TO FEBRUARY 5, 1997      FEBRUARY 3, 1995 TO FEBRUARY 5, 1997
------------------------------------      ------------------------------------
    $27-$28      6.86%                         $23-$24       3.67%

    $28-$29     51.84%                         $24-$25       0.96%

    $29-$30      7.57%                         $25-$26       2.12%

    $30-$31     13.29%                         $26-$27       2.32%

    $31-$32     12.46%                         $27-$28      11.96%

    $32-$33      5.51%                         $28-$29      31.42%

    $33-$34      2.47%                         $29-$30      11.02%

                                               $30-$31      12.21%

                                               $31-$32      11.38%

                                               $32-$33       7.03%

                                               $33-$34       5.53%

                                               $34-$35       0.38%

Source: FactSet Research Systems, Inc.


____ CREDIT  :  FIRST   _______________________________________________________
     SUISSE  :  BOSTON

                                                        CONFIDENTIAL         22
--------------------------------------------------------------------------------
           ANTHEM, INC.


ACORDIA BROKERS -- VALUATION SUMMARY
--------------------------------------------------------------------------------


           ACORDIA BROKERS VALUATION SUMMARY -- ENTERPRISE VALUE
           (DOLLARS IN MILLIONS)
           =====================================================================

                                                                ACORDIA                         VALUE RANGE
                                                                                   --------------------------------------
           ANALYSIS                                           BROKERS DATA               LOW                   HIGH
           --------------------------------------------------------------------------------------------------------------
           Comparable Companies Analysis                                                 $321         --        $396
           Comparable Acquisition Analysis                                                300         --         400
           Discounted Cash Flow Analysis                                                  325         --         400
           LBO Analysis                                                                   365         --         415

             CSFB ENTERPRISE VALUE REFERENCE RANGE                                       $325         --        $375
                                                                                         ====                   ====
           Reference Range as a multiple of:
              1996A Net Income(1)                              $    (1.0)                  NM         --          NM
              1997E Net Income(1)                                    7.8                 35.8x        --        42.2x
              LTM Revenues                                         336.2                  1.0         --         1.1
              LTM EBITDA                                            34.2                  9.5         --        11.0
           --------------------------------------------------------------------------------------------------------------

 (1) Adjusted for debt and equivalents equal to $45.9 million at March 31, 1997.


____ CREDIT  :  FIRST   _______________________________________________________
     SUISSE  :  BOSTON


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                                                        CONFIDENTIAL         23
--------------------------------------------------------------------------------
           ANTHEM, INC.


COMPARISON OF SELECTED PUBLICLY-TRADED INSURANCE BROKERS
--------------------------------------------------------------------------------


SUMMARY OF MARKET MULTIPLES
AS OF MAY 23, 1997

(DOLLARS IN MILLIONS EXCEPT PER SHARE DATA)
================================================================

                                            EQUITY    ADJUSTED                                  I/B/E/S
                                 STOCK      MARKET      MARKET          P/E MULTIPLES          EST. 5 YR     ADJ. MKT VALUE/LTM
                                                                ---------------------------              -------------------------
COMPANY                TICKER    PRICE       VALUE      VALUE   1996A    LTM   1997E  1998E   EPS GROWTH  REVENUES  EBITDA   EBIT
----------------------------------------------------------------------------------------------------------------------------------
ACORDIA, INC.            ACO    $35 7/8     $ 466.6     $630.6   18.1X  18.2X  17.1X   15.6X    12.0%       1.0X      6.1X  10.2X

Aon Corp.                AOC     47 5/8     7,948.6    9,722.1   22.5x  26.9x  20.6x   15.1x    11.5%       2.3x     14.7x  19.2x
Arthur J. Gallagher      AJG     31 7/8       521.8      446.2   12.1   11.9   11.6    10.9      8.5        1.0       5.6    6.4
EW Blanch                EWB     23 7/8       298.8      316.2   15.6   14.5   12.4    10.8     14.3        2.6       7.5    8.9
Hilb, Rogal & Hamilton   HRH     14 3/8       189.2      217.0   16.9   16.3   16.3    15.1      8.0        1.3       6.7   10.4
Marsh & McLennan         MMC    130 3/4    10,837.5   12,033.0   20.8   19.8   18.4    15.8     10.6        2.3      12.1   14.8
Poe & Brown             POBR     29 11/16     258.3      242.9   15.6   14.9   13.4    11.6     20.0        2.0       6.6    8.3

----------------------------------------------------------------------------------------------------------------------------------


                                           ---------------------------------------------------------------------------------------
                                            High(1)      22.5x     26.9x    20.6x    15.8x      20.6%       2.6x    14.7x    19.2x
                                            Mean(1)      17.2      17.4     15.4     13.2       13.2        1.9      8.9     11.3
                                            Median(1)    16.3      15.6     14.9     13.3       13.3        2.1      7.1      9.6
                                            Low(1)       12.1      11.9     11.6     10.8       10.8        1.0      5.6      6.4
                                           ---------------------------------------------------------------------------------------

                                           (1) All statistics exclude Acordia.


____ CREDIT  :  FIRST   _______________________________________________________
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


                                                        CONFIDENTIAL         24
--------------------------------------------------------------------------------
           ANTHEM, INC.


COMPARABLE COMPANIES VALUATION OF ACORDIA BROKERS
--------------------------------------------------------------------------------



COMPARABLE COMPANIES VALUATION OF ACORDIA BROKERS
(DOLLARS IN MILLIONS)
================================================================================

                                             ACORDIA BROKERS        PUBLIC MARKET            RELEVANT               IMPLIED
                                                   DATA            MULTIPLE RANGE         MULTIPLE RANGE          VALUE RANGE
---------------------------------------------------------------------------------------------------------------------------------
                                                                                                    C>
Net Income
   1996A                                        $    (1.0)        12.1x  --  22.5x       12.1x  --  16.9x        NM   --      NM
   1997E                                              7.8         11.6   --  20.6        11.6   --  16.3       $ 90   --   $ 127

LTM Revenues                                        336.2          1.0   --   2.6         1.0   --   1.2        290   --     358*
LTM EBITDA                                           34.2          5.6   --  14.7         5.6   --   7.0        145   --     193*
LTM EBIT                                              1.5          6.4   --  19.2         6.4   --   9.0         NM   --     NM*

CSFB EQUITY REFERENCE RANGE BEFORE CONTROL PREMIUM                                                             $200   --    $275
   25% Control Premium                                                                                         $250   --    $344
   35% Control Premium                                                                                          270   --     371

CSFB EQUITY REFERENCE RANGE AFTER CONTROL PREMIUM                                                              $275   --    $350
Debt and Equivalents                                                                                             46   --      46
                                                                                                               ----         ----
CSFB ENTERPRISE REFERENCE RANGE AFTER CONTROL PREMIUM                                                          $321   -     $396
                                                                                                               ====         ====
---------------------------------------------------------------------------------------------------------------------------------

       * Net of debt and equivalents equal to $45.9 million at March 31, 1997.







____ CREDIT  :  FIRST   _______________________________________________________
     SUISSE  :  BOSTON

                                                        CONFIDENTIAL         25
--------------------------------------------------------------------------------
           ANTHEM, INC.


SELECTED U.S. INSURANCE BROKERAGE ACQUISITIONS
--------------------------------------------------------------------------------


           SUMMARY OF ACQUISITION MULTIPLES(1)
           1995--1997 YTD
           =====================================================================

                                                                               HIGH          MEDIAN        MEAN          LOW
           ---------------------------------------------------------------------------------------------------------------------
           PURCHASE PRICE AS A MULTIPLE OF LTM:
                 Net Income                                                     24.3x         21.7x         19.3x         6.0x
                 Tangible Book Value                                            27.0          18.6          18.0          8.4
                 Book Value                                                     27.0           3.9           8.3          1.7

           ADJUSTED PURCHASE PRICE AS A MULTIPLE OF LTM:(2)
                 Revenues                                                        2.0x          0.9x          1.0x         0.2x
                 EBITDA                                                         10.2           6.9           6.9          3.5
                 EBIT                                                           13.2           8.2           9.0          4.2
           ---------------------------------------------------------------------------------------------------------------------

           (1) Transactions over $20.0 million, of which there were 12 during the period analyzed.
           (2) Equal to Purchase Price plus target company debt and preferred stock, if any.









____ CREDIT  :  FIRST   _______________________________________________________
     SUISSE  :  BOSTON

                                                        CONFIDENTIAL         26
--------------------------------------------------------------------------------
           ANTHEM, INC.


COMPARABLE ACQUISITIONS VALUATION OF ACORDIA BROKERS
--------------------------------------------------------------------------------



           Comparable Acquisitions Valuation of Acordia Brokers
           (Dollars in Millions)
           =====================================================================

                                             ACORDIA           COMPARABLE
                                             BROKERS          ACQUISITIONS            RELEVANT              IMPLIED
                                              DATA           MULTIPLE RANGE        MULTIPLE RANGE         VALUE RANGE
           --------------------------------------------------------------------------------------------------------------
           1996A Net Income               $   (1.0)        6.0x   --    24.3x     20.0x   --   24.0x       NM  --     NM
           LTM Revenues                      336.2         0.2    --     2.0       0.9    --    1.2      $303  --   $403
           LTM EBITDA                         34.2         3.5    --    10.2       6.0    --    8.0       205  --    273
           LTM EBIT                            1.5         4.2    --    13.2       8.0    --   12.0        NM  --     NM

           CSFB REFERENCE RANGE                                                                          $300  --   $400
                                                                                                         ====       ====
           --------------------------------------------------------------------------------------------------------------








____ CREDIT  :  FIRST   _______________________________________________________
     SUISSE  :  BOSTON

                                                        CONFIDENTIAL         27
--------------------------------------------------------------------------------
           ANTHEM, INC.


ACORDIA BROKERS - DCF VALUATION SUMMARY
--------------------------------------------------------------------------------

           * DCF analysis based on 1997 projections supplied by Acordia, Inc. with CSFB projecting operating results for 1998-2006.

           * CSFB discounted projected 10-year cash flows at discount rates of 10%, 12% and 14% based on weighted average cost of capital ("WACC") analysis for the same companies used in the comparable companies valuation, which generated results ranging from 10% to 12%.

           * CSFB has used a range of discount rates that extend above the results of our WACC analysis to account for what we believe are higher capital costs for Acordia, Inc. versus the larger, better established public companies used in our analysis and the perceived risk inherent in management's projections, which have historically been inaccurate.

           * CSFB performed DCF analysis under three scenarios:

             - Base Case: 4.3% revenue growth (based on Acordia's actual 1996 internal growth rate) and margin improvement to 15.2% in 1997 (based on Acordia's 1997 pro forma projected margin) and held constant thereafter.

             - Margin Decrease Case: 4.3% revenue growth and margins decreased by 0.8% per year until reaching 11.0% in 2002 and held constant thereafter.

             - Margin Increase Case: 4.3 % revenue growth and margins increased by 0.8% per year until reaching 19.8% in 2003 and held constant thereafter.


____ CREDIT  :  FIRST   _______________________________________________________
     SUISSE  :  BOSTON

                                                        CONFIDENTIAL         28
--------------------------------------------------------------------------------
           ANTHEM, INC.


ACORDIA BROKERS -- DCF VALUATION SUMMARY
--------------------------------------------------------------------------------


           DCF VALUATION OF ACORDIA BROKERS
           (DOLLARS IN MILLIONS)
           =====================================================================

                                                                         TERMINAL MULTIPLE OF 2006E
                                             ------------------------------------------------------------------------------------
           ANALYSIS                               REVENUES (1)                 NET INCOME (2)                  EBITDA (3)
           ----------------------------------------------------------------------------------------------------------------------
           Base Case                            $304   --    $454             $257   --    $353             $291   --    $418
           Margin Decrease Case                  278   --     420              192   --     252              233   --     327
           Margin Increase                       332   --     490              327   --     464              354   --     518
           ----------------------------------------------------------------------------------------------------------------------

           ----------------------------------------------------------------------------------------------------------------------
               CSFB ENTERPRISE VALUE REFERENCE RANGE:                                                      $325 - $400 MILLION
           ----------------------------------------------------------------------------------------------------------------------

           (1) Terminal multiple range of 2006E Revenues:  0.9x - 1.2x.
           (2) Terminal multiple range of 2006E Net Income: 12.0x - 15.0x.
           (3) Terminal multiple range of 2006E EBITDA: 5.5x - 7.0x







____ CREDIT  :  FIRST   _______________________________________________________
     SUISSE  :  BOSTON

                                                        CONFIDENTIAL         29
--------------------------------------------------------------------------------
           ANTHEM, INC.


ACORDIA BROKERS -- LBO ANALYSIS SUMMARY
--------------------------------------------------------------------------------


           * Since the buyer of Acordia Brokers will be a financial buyer, CSFB has analyzed the potential returns in a highly leveraged acquisition of Acordia Brokers

           * CSFB has assumed an equity investor in a leveraged buy-out of Acordia Brokers would require a 25% to 35% IRR on its equity investment

           * Assuming a base case similar to the DCF base case, with revenue growth of 4.3% annually, EBITDA margins in 1997 of 15.2% growing to 19.0% by 2001 in three scenarios (i.e., Scenarios A, B and C) and held constant in the other (i.e., Scenario D), no incremental acquisitions and a 10% carried interest for Acordia Broker's management, this produces returns as shown in the following table based on various purchase price scenarios as follows:


____ CREDIT  :  FIRST   _______________________________________________________
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


                                                        CONFIDENTIAL         30
--------------------------------------------------------------------------------
           ANTHEM, INC.


LBO ANALYSIS OF ACORDIA BROKERS
--------------------------------------------------------------------------------



           ACORDIA BROKERS -- POTENTIAL RETURNS TO LBO INVESTOR
           (DOLLARS IN MILLIONS)
           ==========================================================

                                                                                           SCENARIO
                                                           ---------------------------------------------------------------------
                                                                     A              B                     C            D
           ---------------------------------------------------------------------------------------------------------------------
           ASSUMPTIONS:
                 Total Purchase Price                            $367           $392                  $417         $367
                 Equity Contribution                               35             60                    85           35
                 Margins:
                 1997                                              15.2%          15.2%                 15.2%        15.2%
                 2001                                              19.0%          19.0%                 19.0%        15.2%

           EXIT MULTIPLE OF EBITDA:                                                    PROJECTED RETURNS
                                                           ---------------------------------------------------------------------
                 6.5x                                              49%            34%                   24%          32%
                 7.0                                               53%            37%                   28%          37%
                 7.5                                               57%            41%                   31%          42%
                 8.0                                               60%            44%                   34%          46%
           ---------------------------------------------------------------------------------------------------------------------


           ---------------------------------------------------------------------------------------------------------------------
           CSFB ENTERPRISE VALUE REFERENCE RANGE:                                                           $365 -- $415 MILLION
           ---------------------------------------------------------------------------------------------------------------------







____ CREDIT  :  FIRST   _______________________________________________________
     SUISSE  :  BOSTON

                                                        CONFIDENTIAL         31
--------------------------------------------------------------------------------
           ANTHEM, INC.


ACORDIA HEALTH -- VALUATION SUMMARY
--------------------------------------------------------------------------------


           ACORDIA HEALTH VALUATION SUMMARY - ENTERPRISE VALUE
           (DOLLARS IN MILLIONS)
           =====================================================================

                                                                   ACORDIA                          VALUE RANGE
                                                                                        ------------------------------------
           ANALYSIS                                              HEALTH DATA                  LOW                 HIGH
           -----------------------------------------------------------------------------------------------------------------
           Comparable Companies Analysis                                                          $400   --     $500
           Comparable Acquisition Analysis                                                         450   --      550
           Discounted Cash Flow Analysis                                                           225   --      325

           CSFB ENTERPRISE VALUE REFERENCE RANGE                                                  $340   --     $440
                                                                                                  ====          ====
           Reference Range as a multiple of:
              1996A Net Income                                 $   36.0                            9.4x  --     12.2x
              1997E Net Income(1)                                  33.9                           10.0   --     13.0
              LTM Net Revenues                                    325.8                            1.0   --      1.4
              LTM EBITDA                                           68.9                            4.9   --      6.4
              LTM EBIT                                             60.1                            5.7   --      7.3
           -----------------------------------------------------------------------------------------------------------------

           Note: Acordia Health has no debt allocated to its operations.

           (1) Adjusted for non-recurring $6.0 million payment for termination of Anthem US relationship.


____ CREDIT  :  FIRST   _______________________________________________________
     SUISSE  :  BOSTON

                                                        CONFIDENTIAL         32
--------------------------------------------------------------------------------
           ANTHEM, INC.


COMPARISON OF SELECTED PUBLICLY-TRADED HEALTH INSURANCE
SERVICE COMPANIES
--------------------------------------------------------------------------------

SUMMARY OF MARKET MULTIPLES
AS OF MAY 23, 1997

(DOLLARS IN MILLIONS EXCEPT PER SHARE)
================================================================================

                                                                                              I/B/E/S
                                                                                                EST.
                                          EQUITY    ADJUSTED              P/E MULTIPLES         5 YR      ADJ. MKT VALUE/LTM
                                STOCK     MARKET     MARKET      -----------------------------  EPS    ------------------------
COMPANY                TICKER   PRICE     VALUE       VALUE      1996A    LTM    1997E  1998E  GROWTH  REVENUES  EBITDA   EBIT
-------------------------------------------------------------------------------------------------------------------------------
ACORDIA, INC.            ACO  $ 35 7/8   $  466.6    $  630.5    18.1x   18.2x   17.1x   15.6x  12.0%     1.0x    6.1x    10.2x

HealthCare Compare      HCCC    46 1/4    1,524.2     1,524.2    20.6    19.9    17.7    15.1   19.5      6.0    10.6     11.7
Health Plan Services     HPS    16 5/8      249.3       285.2    22.2    22.5    15.0    11.5   19.9      1.2     9.4     16.6
CoreVel Corp            CRVL    28          128.6       128.6    17.8    17.2    13.4     NM    18.5      1.1     7.5      9.7
Crawford & Co.          CRD.B   16          544.0       595.1    18.6    18.0    17.1    14.2    NA       0.9     6.6      8.0
-------------------------------------------------------------------------------------------------------------------------------

                                                   ----------------------------------------------------------------------------
                                                     High(1)    22.2x   22.5x   17.7    15.1x  19.9%    1.2x   10.6x    16.6x
                                                     Mean(1)    19.8    19.4    15.8    13.6   19.3     1.1     8.5     10.7
                                                     Median(1)  19.6    19.0    16.1    14.2   19.5     1.1     8.5     10.7
                                                     Low(1)     17.8    17.2    13.4    11.5   18.5     0.9     6.6      8.0
                                                   ---------------------------------------------------------------------------
                                                     (1) All statistics exclude Acordia. Revenue multiples exclude HCCC.


____ CREDIT  :  FIRST   _______________________________________________________
     SUISSE  :  BOSTON

                                                        CONFIDENTIAL         33
--------------------------------------------------------------------------------
           ANTHEM, INC.


COMPARABLE COMPANIES VALUATION OF ACORDIA HEALTH
--------------------------------------------------------------------------------


 COMPARABLE COMPANIES VALUATION OF ACORDIA HEALTH
 (DOLLARS IN MILLIONS)
 =====================================================================

                                            ACORDIA         PUBLIC MARKET            RELEVANT        IMPLIED ENTERPRISE
                                          HEALTH DATA       MULTIPLE RANGE         MULTIPLE RANGE          VALUATION
 ---------------------------------------------------------------------------------------------------------------------------
 Net Income
    1996A                                   $ 36.0        17.8x  --   22.2x     17.0x    --   19.0x      $612  --   $684
    1997E(1)                                  33.9        13.4   --   17.7      13.5     --   17.0        458  --    576

 LTM Revenues                                325.8         0.9   --    1.2       0.9     --    1.2        293  --    391
 LTM EBITDA                                   68.9         6.6   --   10.6       7.0     --    9.0        482  --    620
 LTM EBIT                                     60.1         8.0   --   16.6       8.0     --   10.0        480  --    601

 CSFB ENTERPRISE VALUE REFERENCE RANGE                                                                   $400  -    $500
                                                                                                         ====       ====
 ---------------------------------------------------------------------------------------------------------------------------

       (1) Based on Acordia, Inc.'s forecast of $52mm in pretax income and 38% tax rate.


____ CREDIT  :  FIRST   _______________________________________________________
     SUISSE  :  BOSTON

                                                        CONFIDENTIAL         34
--------------------------------------------------------------------------------
           ANTHEM, INC.


COMPARABLE ACQUISITIONS VALUATION OF ACORDIA HEALTH
--------------------------------------------------------------------------------


           COMPARABLE ACQUISITIONS VALUATION OF ACORDIA HEALTH
           (DOLLARS IN MILLIONS)
           =================================================================

                                                    ACORDIA
                                                    HEALTH      COMPARABLE ACQUISITIONS        RELEVANT             IMPLIED
                                                     DATA           MULTIPLE RANGE          MULTIPLE RANGE        VALUE RANGE
           ---------------------------------------------------------------------------------------------------------------------
           1996A Net Income                          $ 36.0       10.6x  --   67.3x       12.0x   --   15.0x    $432   --   $540
           LTM Revenues                               325.8        0.5   --    9.9         0.9    --    1.4      293   --    456
           LTM EBITDA                                  68.9        4.9   --   34.5         6.5    --    8.0      448   --    551
           LTM EBIT                                    60.1        4.0   --   39.0         8.0    --   12.0      480   --    721

           CSFB ENTERPRISE REFERENCE RANGE                                                                      $450   --   $550
                                                                                                                ====        ====
           ---------------------------------------------------------------------------------------------------------------------


____ CREDIT  :  FIRST   _______________________________________________________
     SUISSE  :  BOSTON

                                                        CONFIDENTIAL         35
--------------------------------------------------------------------------------
           ANTHEM, INC.


SELECTED INSURANCE TPA ACQUISITIONS
--------------------------------------------------------------------------------


           SUMMARY OF ACQUISITION MULTIPLES(1)
           1991--1996 YTD
           =====================================================================

                                                                        HIGH          MEAN        MEDIAN          LOW
           ---------------------------------------------------------------------------------------------------------------
           PURCHASE PRICE AS A MULTIPLE OF LTM:
                 Net Income                                             67.3x          29.2x        28.8x         10.6x
                 Tangible Book Value                                    93.4           20.9         10.3           2.1
                 Book Value                                             93.4           12.6          6.1           1.8

           ADJUSTED PURCHASE PRICE AS A MULTIPLE OF LTM:(2)
                 Revenues                                                9.9x           1.8x         1.1x          0.5x
                 EBITDA                                                 34.5           12.6          8.6           4.9
                 EBIT                                                   39.0           15.6         11.4           4.0
           ---------------------------------------------------------------------------------------------------------------

           (1) Transactions over $20.0 million, of which there were 18 during the period analyzed.
           (2) Equal to Purchase Price plus target company debt and preferred stock, if any.


____ CREDIT  :  FIRST   _______________________________________________________
     SUISSE  :  BOSTON

                                                        CONFIDENTIAL         36
--------------------------------------------------------------------------------
           ANTHEM, INC.


ACORDIA HEALTH - DCF VALUATION SUMMARY
--------------------------------------------------------------------------------

           CSFB has been provided with two 5-year projections of future revenues for Acordia's Anthem-related business:

             * Anthem Planned Case: Anthem achieves its planned growth in managed care members and traditional health insurance customers are reduced over time. Acordia Health continues to serve Anthem's customers, but does not earn any revenue for managed care service which Anthem provides.

             * Do Nothing/Margin Drop Case: There is no change in Acordia's compensation or Anthem's cost, and as a result Anthem's business shrinks substantially due to competitive factors. Acordia's revenues fall by $57.4 million and as a result, Acordia Health's EBITDA margin falls to 10% in 1998 and improves at 1% per year thereafter.


           ACORDIA HEALTH REVENUES PROJECTED BY ANTHEM
           (DOLLARS IN MILLIONS)
           =====================================================================

                                                       1997            1998            1999            2000            2001
           -------------------------------------------------------------------------------------------------------------------
           ANTHEM PLANNED CASE
                 Anthem-Related Revenues             $285.9          $235.3          $215.4          $200.8          $184.9
                 Total Revenues                       318.9           269.9           251.8           239.0           225.0
                 EBITDA Margin                         20.1%           19.1%           18.1%           17.1%           16.1%

           DO NOTHING/MARGIN DROP CASE
                 Anthem-Related Revenues             $285.9          $226.8          $204.2          $173.5          $147.5
                 Total Revenues                       318.9           261.5           240.6           211.7           187.6
                 EBITDA Margin                         20.1%           10.0%           11.0%           12.0%           13.0%
           -------------------------------------------------------------------------------------------------------------------







____ CREDIT  :  FIRST   _______________________________________________________
     SUISSE  :  BOSTON

                                                        CONFIDENTIAL         37
--------------------------------------------------------------------------------
           ANTHEM, INC.


ACORDIA HEALTH - DCF VALUATION SUMMARY
--------------------------------------------------------------------------------

           In addition, CSFB has projected two other scenarios of future revenues for Acordia's Anthem-related business:

           * Independent Acordia Case: Acordia and Anthem sever their business relationship at the end of 1998, and Acordia places 100% of its business with unaffiliated carriers.

           * Slow Transition Case: Anthem achieves its planned growth unmanaged care members but at a slower rate than currently planned.


           ACORDIA HEALTH REVENUES PROJECTED BY CSFB
           (DOLLARS IN MILLIONS)
           =====================================================================

                                                      1997            1998           1999            2000            2001
           ----------------------------------------------------------------------------------------------------------------
           INDEPENDENT ACORDIA CASE
                 Anthem-Related Revenues            $285.9          $226.8         $  --           $  --           $  --
                 Total Revenues                      318.9           261.5          274.6           288.3           302.7
                 EBITDA Margin                        20.1%           19.1%          18.1%           17.1%           16.1%

           SLOW TRANSITION CASE
                 Anthem-Related Revenues            $285.9          $274.7         $263.5          $257.2          $241.0
                 Total Revenues                      318.9           309.4          299.9           290.5           281.1
                 EBITDA Margin                        20.1%           20.1%          20.1%           20.1%           20.1%
           ----------------------------------------------------------------------------------------------------------------


____ CREDIT  :  FIRST   _______________________________________________________
     SUISSE  :  BOSTON

                                                        CONFIDENTIAL         38
--------------------------------------------------------------------------------
           ANTHEM, INC.


ACORDIA HEALTH - DCF VALUATION SUMMARY
--------------------------------------------------------------------------------


           * For the Anthem Planned Case and the Independent Acordia Case, CSFB assumed an EBITDA margin of 20.1% (based on a historical blended EBITDA margin rate and the Anthem projections) and have reduced this margin by 1% per year due to the uncertainties surrounding changes in Acordia Health.

           * For the Do Nothing/Margin Drop Case, CSFB projected Acordia Health's EBITDA margin to drop to 10% in 1998 due to a projected loss of revenue and inability to cut costs at the same rate and to improve at 1% per year thereafter.

           * For the Slow Transition Case, CSFB assumed a constant EBITDA margin of 20.1% due to less uncertainty surrounding a gradual change in Acordia Health's business.

           * In each case, CSFB assumed that non-Anthem revenues in Acordia Health (which represented approximately 11% of Acordia Health revenue in 1996) grow at 5% per year.

           * CSFB discounted projected 5-year cash flows at discount rates of 11%, 12% and 13% based on a WACC analysis for the same companies used in the comparable companies valuation, which generated results ranging from 11% to 13%.


____ CREDIT  :  FIRST   _______________________________________________________
     SUISSE  :  BOSTON

                                                        CONFIDENTIAL         39
--------------------------------------------------------------------------------
           ANTHEM, INC.


ACORDIA HEALTH -- DCF VALUATION SUMMARY
--------------------------------------------------------------------------------


           DCF VALUATION OF ACORDIA HEALTH
           (DOLLARS IN MILLIONS)
           =====================================================================

                                                                              TERMINAL MULTIPLE OF(1)
                                                ---------------------------------------------------------------------------------
           SCENARIO                                    REVENUES                       EBITDA                      NET INCOME
           ----------------------------------------------------------------------------------------------------------------------
           Anthem Planned                          $179   --    $233             $162   --    $218             $205   --    $254
           Do Nothing/Margin Drop                   128   --     173              163   --     212              115   --     144
           Independent Acordia                      232   --     306              210   --     285              277   --     347
           Slow Transition                          234   --     304              251   --     338              333   --     416
           ----------------------------------------------------------------------------------------------------------------------


           ----------------------------------------------------------------------------------------------------------------------
               CSFB ENTERPRISE VALUE REFERENCE RANGE:                                                       $225 - $325 MILLION
           ----------------------------------------------------------------------------------------------------------------------

       (1) Based on discount rates of 11.0% to 13.0% and terminal multiples of:
           - 1.1x to 1.4x Revenues
           - 6.0x to 8.0x EBITDA
           - 16.0x to 19.0x Net Income
       Note: No debt has been allocated to Acordia Health.


____ CREDIT  :  FIRST   _______________________________________________________
     SUISSE  :  BOSTON